UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 30, 2010
SARATOGA INVESTMENT CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-33376	20-8700615
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

535 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 750-3343
GSC Investment Corp.
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On July 30, 2010, GSC Investment Corp. (the “Company”) completed the private sale (the “Private Placement”) of $15 million in aggregate purchase price of the Company’s common stock at an offering price of $1.52 per share to CLO Partners LLC (“CLO Partners”), Saratoga Investment Advisors, LLC (“Saratoga”) and certain individuals affiliated with such entities, pursuant to a stock purchase agreement, dated April 14, 2010 (the “Stock Purchase Agreement”), by and among the Company, Saratoga and CLO Partners.
     Concurrently with the completion of the Private Placement, the Company entered into the following agreements:
•	Investment Advisory and Management Agreement. On July 30, 2010, the Company entered into an investment advisory and management agreement with Saratoga pursuant to which Saratoga acts as the Company’s external investment adviser. The initial term of the investment advisory and management agreement is for two years, with automatic, one-year renewals, subject to approval by the Company’s board of directors, a majority of whom are not “interested” directors as defined in the Investment Company Act of 1940, and/or the Company’s stockholders. Pursuant to the investment advisory and management agreement, Saratoga implements the Company’s business strategy on a day-to-day basis and performs certain services for the Company, under the direction of the Company’s board of directors. Saratoga, as the Company’s investment adviser, is responsible for, among other duties, performing all of the Company’s day-to-day functions, determining investment criteria, sourcing, analyzing and executing investments, asset sales, financings and performing asset management duties. Under the investment advisory and management agreement, the Company pays Saratoga a fee consisting of two components — a base management fee and an incentive fee. The base management fee is paid quarterly in arrears, and is equal to 1.75% per annum of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and is calculated at the end of each fiscal quarter based on the average value of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) as of the end of such fiscal quarter and the end of the immediate prior fiscal quarter.

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee).

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory and management agreement) and equals 20% of the Company’s “incentive fee capital gains,” which equals the Company’s realized capital gains on a cumulative basis from May 31, 2010 through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee. Under the investment advisory and management agreement, the capital gains portion of the incentive fee will be reset based on realized gains and realized and unrealized losses from May 31, 2010 because the Company’s realized gains and realized and unrealized losses will be calculated from such date. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and Saratoga will be entitled to 20% of net capital gains that arise after May 31, 2010. In addition, the cost basis for realized gains and losses on investments held by the Company as of May 31, 2010 will equal the fair value of such investments as of such date.

•	Administration Agreement. On July 30, 2010, the Company entered into an administration agreement with Saratoga pursuant to which Saratoga furnishes the Company with office facilities, equipment and clerical, bookkeeping and record keeping services. The administration agreement has an initial term of two years. Under the administration agreement, Saratoga also performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, being responsible for the financial records which the Company is required to maintain, preparing reports for the Company’s stockholders and reports required to be filed with the SEC. Payments under the administration agreement will be equal to an amount based upon the Company’s allocable portion of Saratoga’s overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of the Company’s officers and their respective staffs relating to the performance of services under this agreement. Notwithstanding the foregoing, the fees to be paid to Saratoga for the first year of the term of the administration agreement will be capped at $1 million and the existence of a cap, and the determination of a proper cap amount, in the second year of the term will be determined by the mutual agreement of the Company’s independent directors and Saratoga.

•	Trademark License Agreement. On July 30, 2010, the Company entered into a trademark license agreement with Saratoga pursuant to which Saratoga granted the Company a non-exclusive, royalty-free license to use the “Saratoga” name, for so long as Saratoga or one of its affiliates remains the Company’s investment adviser.

•	Registration Rights Agreement. On July 30, 2010, the Company entered into a registration rights agreement with Saratoga, CLO Partners, the individuals affiliated with such entities that purchased shares of the Company’s common stock in the Private Placement and GSC CDO III, L.L.C., pursuant to which the Company agreed to file a registration statement with the SEC to register for resale the shares of the Company’s common stock sold in the Private Placement or, in the case of GSC CDO III, L.L.C., held by it within 30 days after the closing of the Private Placement and to use commercially reasonable efforts to cause such registration statement to be declared effective within 90 days after the date on which the registration statement was initially filed with the SEC.

•	Credit, Security and Management Agreement. On July 30, 2010, the Company entered a credit, security and management agreement (the “Replacement Facility”) with GSC Investment Funding LLC, the Company’s wholly owned subsidiary (“GSC Subsidiary”), Saratoga, Madison Capital Funding LLC (“Madison”) and U.S. Bank National Association, pursuant to which GSC Subsidiary has the right to request advances from Madison up to the aggregate principal amount of $40 million. Under the Replacement Facility, GSC Subsidiary may draw up to the lesser of (i) $40 million and (ii) the product of the applicable advance rate (which varies from 50% to 75% depending on the type of loan asset) and the value, determined in accordance with the Replacement Facility, of certain “eligible” loan assets pledged as security for the loan, in each case less (a) the amount of any undrawn funding commitments GSC Subsidiary has under any loan asset and which are not covered by unfunded exposure amounts and (b) outstanding borrowings.

Under the Replacement Facility, borrowed funds bear interest at the greater of the prevailing LIBOR rate and 2.00%, plus an applicable margin of 5.50%. At GSC Subsidiary’s option, funds may be borrowed based on an alternative base rate, which in no event will be less than 3.00%, and the applicable margin over such alternative base rate is 4.50%. In addition, GSC Subsidiary will pay the lenders a commitment fee of 0.75% per year on the unused amount of the Replacement Facility for the duration of a revolving period of three years (the “Revolving Period”) following the closing of the Replacement Facility. Accrued interest and commitment fees are payable monthly. All borrowings and other amounts payable under the Replacement Facility are due and payable in full five years after the end of the Revolving Period.

The Replacement Facility is secured by substantially all of the assets of GSC Subsidiary, including subordinated notes issued by GSC Investment Corp. CLO 2007 Ltd. (“GSIC CLO”) and the management fees due to the Company under its collateral management agreement with GSIC CLO (which management fees, when, as and if received by the Company, have been contributed to GSC Subsidiary).
     On August 1, 2010, the Company issued a press release announcing the completion of the Private Placement and the other matters described herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The foregoing description of the investment advisory and management agreement, the administration agreement, the trademark license agreement, the registration rights agreement and the Replacement Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the investment advisory and management agreement, the administration agreement, the trademark license agreement, the registration rights agreement and the Replacement Facility attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.
Item 1.02 Termination of a Material Definitive Agreement
     On July 30, 2010, the Company contributed all of the proceeds from the Private Placement to GSC Subsidiary and GSC Subisidiary used substantially all net proceeds plus approximately $18.4 million of borrowings under the Replacement Facility to pay off all amounts outstanding under the Credit Agreement, dated as of April 11, 2007 (the “Deutsche Bank Facility”), among the Company, GSC Subsidiary, GSC (NJ), L.P. and Deutsche Bank AG, New York Branch and then terminated the Deutsche Bank Facility.
     In addition, on July 30, 2010, the Company’s investment advisory and management agreement, and administration agreement with GSC (NJ), L.P., which previously served as the Company’s external investment advisor and administrator, were terminated.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information required by Item 2.03 is contained in Items 1.01 and 1.02 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant
     Certain information required by Item 5.01 is contained in Item 1.01 and is incorporated herein by reference. In addition, Saratoga, CLO Partners and certain affiliates thereof (collectively, the “Investors”) acquired 9,868,422 shares of the Company’s common stock, which is equal to 36.8% of the Company’s outstanding shares of common stock on the date hereof, in connection with the transactions contemplated by the Stock Purchase Agreement. The Investors used their personal funds or, in the case of Saratoga and CLO Partners, their available working capital to purchase such shares. Through the investment of approximately $15 million in the shares of the Company’s common stock in the Private Placement and their ability to find replacement debt financing from Madison for the Company in order to permit it to cure the event of default under the Deutsche Bank Facility, the Investors were able to cause the Company to agree to take the following actions:
•	engage Saratoga to act as its external investment adviser and administrator;

•	appoint Christian L. Oberbeck, who is also the Managing Member of Saratoga, and Richard A. Petrocelli, who is also the Managing Director of Saratoga, as its President and Chief Executive Officer, and Chief Financial Officer, Secretary and Chief Compliance Officer, respectively;

•	appoint Messrs. Oberbeck and Petrocelli as members of the Company’s board of directors to replace two resigning directors who were affiliated with its former external investment adviser and administrator, GSCP (NJ) L.P.; and

•	change its name and ticker symbol from “GSC Investment Corp.” and “GNV” to “Saratoga Investment Corp.” and “SAR,” respectively.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers
     On July 30, 2010, Seth M. Katzenstein, Eric A. Snyder and Eric P. Rubenfeld resigned as the Company’s Chief Executive Officer and President, Chief Financial Officer, and Vice President, Secretary and Chief Compliance Officer, respectively. In addition, on July 30, 2010, Robert F. Cummings, Jr. and Richard M. Hayden, both of whom are affiliates of the Company’s former external investment adviser and administrator, resigned as members of the Company’s board of directors. The above-described resignations were solely made in connection with the Stock Purchase Agreement and were not due to any disagreement between the Company and the above-referenced executives and directors.
     On July 30, 2010, the Company’s board of directors appointed Christian L. Oberbeck as the Company’s Chief Executive Officer and President and Richard A. Petrocelli as the Company’s Chief Financial Officer, Secretary and Chief Compliance Officer. In addition, on July 30, 2010, the board of directors of the Company appointed Messrs. Oberbeck and Petrocelli as member of the board of directors. These actions were taken in accordance with the terms of the Stock Purchase Agreement. Information regarding Messrs. Oberbeck and Petrocelli is as follows:
Christian L. Oberbeck
     Mr. Oberbeck has over 23 years of experience in leveraged finance, from distressed debt to private equity, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring investments in these businesses. Mr. Oberbeck is the Managing Partner of Saratoga Partners and has served on its investment committee since 1995. Mr. Oberbeck is also the Managing Member of Saratoga and the Chief Executive Officer and President of the Company. He also serves as a member of the Company’s board of directors.
     Prior to assuming management responsibility for Saratoga Partners in 2008, Mr. Oberbeck has co-managed Saratoga Partners since 1995, when he joined Dillon Read and Saratoga Partners from Castle Harlan, Inc., a corporate buyout firm. Mr. Oberbeck had joined Castle Harlan at its founding in 1987 and was a Managing Director, leading successful investments in manufacturing and financial services companies. Prior to joining Castle Harlan, he worked in the Corporate Development Group of Arthur Young and in corporate finance at Blyth Eastman Paine Webber. Mr. Oberbeck has been a director of numerous middle market companies while at Saratoga Partners and Castle Harlan.
     Mr. Oberbeck graduated from Brown University in 1982 with a BS in Physics and a BA in Mathematics. In 1985, he earned an MBA from Columbia University.
Richard A. Petrocelli

     Mr. Petrocelli has over 20 years of experience including investment management, private equity and corporate reorganizations. Mr. Petrocelli is a Managing Director and Chief Financial Officer at Saratoga Partners and has been involved in originating, structuring, negotiating, consummating, managing and monitoring middle market investments. Mr. Petrocelli is the Managing Director of Saratoga and the Chief Financial Officer, Secretary and Chief Compliance Officer of the Company. He also serves as a member of the Company’s board of directors.
     Mr. Petrocelli began his career as an accountant before transitioning to alternative assets at Gabelli Asset Management Company in 1993. Mr. Petrocelli’s background brings financial expertise to the diligence and oversight processes, which is critically important when dealing in complex transactions. In addition to his involvement in originating, structuring, negotiating, consummating, managing and monitoring investments at Saratoga Partners, Mr. Petrocelli is currently the Chief Financial Officer of Saratoga Partners and is responsible for reporting and compliance. Mr. Petrocelli joined Saratoga Partners in 1998 from Gabelli Asset Management. At Gabelli Asset Management, Mr. Petrocelli was a Vice President in the corporate finance department with a primary focus on the Company’s alternative investment business. Prior to that, he was a senior accountant at BDO Siedman. Mr. Petrocelli has served as a director of a number of Saratoga Partners’ portfolio companies.
     Mr. Petrocelli graduated with a BSBA from Georgetown University in 1990 and earned an MBA from New York University’s Stern School of Business in 1999. He is a Certified Public Accountant.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On July 30, 2010, the Company amended its articles of incorporation to change its name to “Saratoga Investment Corp.”
     A copy of the articles of amendment the relating to the change of the Company’s name to “Saratoga Investment Corp.” is attached hereto as Exhibit 3.1.
Item 5.07 Submission of Matters to a Vote of Security Holders
     On July 30, 2010, the Company held a special meeting of stockholders to: (i) approve the issuance of shares of common stock at a price per share below the current net asset value per share of such stock pursuant to the Stock Purchase Agreement and (ii) approve the investment advisory and management agreement with Saratoga.
     The number of shares of common stock entitled to vote at the special meeting was 16,940,109. The number of shares of common stock present or represented by proxy at the special meeting was 10,778,656.
     The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
     Proposal No. 1 — Issuance of Common Stock Below Net Asset Value Per Share
     Stockholders approved the issuance of 9,868,422 shares of the Company’s common stock for an aggregate purchase price of approximately $15 million at a price per share below the current net asset value per share of such stock, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, as set forth below:

Votes For	Votes Against	Abstain
9,700,780	957,206	120,670
     Proposal No. 2 — Adoption of Investment Advisory and Management Agreement
     Stockholders approved the investment advisory and management agreement pursuant to which Saratoga was appointed as the new investment adviser of the Company, as set forth below:

Votes For	Votes Against	Abstain
9,828,620	832,157	117,879
Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit
Number	Description
3.1	Articles of Amendment dated July 30, 2010

10.1	Investment Advisory and Management Agreement, dated as of July 30, 2010, by and between GSC Investment Corp. and Saratoga Investment Advisors, LLC.

10.2	Administration Agreement, dated as of July 30, 2010, by and between GSC Investment Corp. and Saratoga Investment Advisors, LLC.

10.3	Trademark License Agreement, dated as of July 30, 2010, by and between GSC Investment Corp. and Saratoga Investment Advisors, LLC.

10.4	Registration Rights Agreement, dated July 30, 2010, by and among GSC Investment Corp., Saratoga Investment Advisors, LLC, CLO Partners LLC, GSC CDO III, L.L.C. and the other signatory parties thereto.

10.5	Credit, Security and Management Agreement, dated July 30, 2010, by and among GSC Investment Funding LLC, Saratoga Investment Corp., Saratoga Investment Advisors, LLC., Madison Capital Funding LLC and U.S. Bank National Association.

99.1	Press release dated August 1, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	SARATOGA	INVESTMENT CORP.

Date: August 2, 2010

	By: Name:	/s/ Richard A. Petrocelli Richard A. Petrocelli
	Title:	Chief Financial Officer